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                                                                    EXHIBIT 10.5


                           EMPLOYEE MATTERS AGREEMENT

                                     BETWEEN

                               DELUXE CORPORATION

                                       AND

                               eFUNDS CORPORATION

                                   DATED AS OF

                                ___________, 2000
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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I.       DEFINITIONS...................................................1

   1.1.          Affiliate.....................................................1
   1.2.          Agreement.....................................................1
   1.3.          Ancillary Agreement...........................................2
   1.4.          ASO Contracts.................................................2
   1.5.          COBRA.........................................................2
   1.6.          Code..........................................................2
   1.7.          Conversion Plan...............................................2
   1.8.          Deluxe........................................................2
   1.9.          Deluxe Deferred Compensation Plan.............................2
   1.10.         Deluxe 401(k) Plan............................................2
   1.11.         Deluxe Fringe Benefits........................................2
   1.12.         Deluxe Group..................................................2
   1.13.         Deluxe Health Plans...........................................2
   1.14.         Deluxe Health and Welfare Plans...............................2
   1.15.         Deluxe MPP....................................................3
   1.16.         Deluxe Option.................................................3
   1.17.         Deluxe Option Plans...........................................3
   1.18.         Deluxe PSP....................................................3
   1.19.         Deluxe Supplemental Benefit Plan..............................3
   1.20.         Deluxe VEBA...................................................3
   1.21.         Deluxe WCP....................................................3
   1.22.         Distribution..................................................3
   1.23.         Distribution Agreement........................................3
   1.24.         Distribution Date.............................................3
   1.25.         DOL...........................................................3
   1.26.         eFunds........................................................3
   1.27.         eFunds Employee...............................................4
   1.28.         eFunds 401(k) Plan............................................4
   1.29.         eFunds Group..................................................4
   1.30.         eFunds Health Plans...........................................4
   1.31.         eFunds Health and Welfare Plans...............................4
   1.32.         eFunds Option.................................................4
   1.33.         eFunds Stock..................................................5
   1.34.         eFunds Terminated Employee....................................5
   1.35.         ERISA.........................................................5
   1.36.         FMLA..........................................................5
   1.37.         HCFA..........................................................5


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   1.38.         HMO...........................................................5
   1.39.         HMO Agreements................................................5
   1.40.         iDLX..........................................................5
   1.41.         iDLX Employee.................................................5
   1.42.         iDLX Terminated Employee......................................6
   1.43.         Insurance Policies............................................6
   1.44.         IRS...........................................................6
   1.45.         Material Feature..............................................6
   1.46.         Outsource.....................................................6
   1.47.         Participating Employer........................................6
   1.48.         Person........................................................6
   1.49.         Plan..........................................................6
   1.50.         QDRO..........................................................6
   1.51.         QMCSO.........................................................7

ARTICLE II.      GENERAL PRINCIPLES............................................8

   2.1.          Termination of Participating Employer Status..................8
   2.2.          Terms of Participation by eFunds Employees in eFunds Plans....8
   2.3.          eFunds' Obligation to Establish and Maintain Plans............9
   2.4.          Benefits Committee and Dispute Resolution.....................9
   2.5.          Deluxe Option Plans and Conversion Plan.......................9

ARTICLE III.     QUALIFIED RETIREMENT PLANS...................................10

   3.1.          Establishment of 401(k) Plan and Trust Required..............10
   3.2.          Transfer of Deluxe 401(k) Plan Assets and Liabilities........10
   3.3.          Transfer of Deluxe PSP Assets and Liabilities................10
   3.4.          Transfer of Deluxe MPP Assets and Liabilities................10
   3.5.          Deluxe MPP 401(h) Benefits...................................11
   3.6.          No Distribution to eFunds and iDLX Employees.................11
   3.7.          Final Year Contribution......................................11
   3.8.          Qualified 401(k) Plan Loans..................................12
   3.9.          Qualified Domestic Relations Orders..........................12
   3.10.         Minimum Required Distributions...............................12


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ARTICLE IV.      NON-QUALIFIED RETIREMENT PLANS...............................13

   4.1.          Establishment of Plans Discretionary.........................13
   4.2.          No Transfer of Liabilities...................................13
   4.3.          Final Year Credits...........................................13

ARTICLE V.       HEALTH AND WELFARE PLANS.....................................14

   5.1.          Establishment of Health and Welfare Plans....................14
   5.2.          No Transfer of VEBA Assets...................................14
   5.3.          Assumption of Health and Welfare Plan Liabilities............14
   5.4.          Claims for Health and Welfare Plans..........................15
   5.5.          Post-Distribution Transitional Arrangements..................15
   5.6.          Vendor Arrangements..........................................16
   5.7.          COBRA........................................................17
   5.8.          Dependent and Health Care Reimbursement Accounts.............17
   5.9.          Long-Term Disability.........................................17
   5.10.         Deluxe Workers' Compensation Program.........................17

ARTICLE VI.      EQUITY AND OTHER COMPENSATION................................19

   6.1.          Deluxe Stock Purchase Plan...................................19
   6.2.          Deluxe Option Plans..........................................19
   6.3.          Administrative Matters.......................................19
   6.4.          Fees and Expenses............................................19

ARTICLE VII.     FRINGE AND OTHER BENEFITS....................................20

   7.1.          Auto/HomeownerInsurance Program..............................20
   7.2.          Adoption Assistance..........................................20
   7.3.          Employee Student Loan Program................................20
   7.4.          Other Deluxe Benefit Programs................................20
   7.5.          eFunds Benefit Programs......................................20


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ARTICLE VIII.    ADMINISTRATIVE MATTERS.......................................21

   8.1.          Reporting and Disclosure Communications to Participants......21
   8.2.          Audits Regarding Vendor Contracts............................21
   8.3.          Employee Identification Numbers..............................21
   8.4.          Beneficiary Designations.....................................21
   8.5.          Requests for IRS and DOL Opinions............................22
   8.6.          Fiduciary Matters............................................22
   8.7.          Consent of Third Parties.....................................22
   8.8.          World Wide Web...............................................22
   8.9.          Tax Cooperation..............................................22

ARTICLE IX.      EMPLOYMENT-RELATED MATTERS...................................23

   9.1.          Terms of eFunds Employment...................................23
   9.2.          Human Resources Data Support Systems.........................23
   9.3.          Confidentiality and Proprietary Information..................23
   9.4.          Personnel and Pay Records....................................23
   9.5.          Non-Termination of Employment; No Third-Party
                 Beneficiaries................................................23
   9.6.          Employment Litigation........................................24

ARTICLE X.       GENERAL PROVISIONS...........................................26

  10.1.          Effect if Distribution Does Not Occur........................26
  10.2.          Relationship of Parties......................................26
  10.3.          Affiliates...................................................26
  10.4.          Incorporation of Distribution and Ancillary Agreement
                 Provisions...................................................26
  10.5.          Governing Law................................................26
  10.6.          Severability.................................................26
  10.7.          Amendment....................................................27
  10.8.          Termination..................................................27
  10.9.          Conflict.....................................................27
  10.10.         Counterparts.................................................27

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SCHEDULE 1-- HEALTH AND WELFARE PLANS.......................................S-1

SCHEDULE 2--THIRD PARTY ASO CONTRACTS.......................................S-2

SCHEDULE 3--INSURANCE POLICIES..............................................S-3

SCHEDULE 4--THIRD PARTY HMO CONTRACTS.......................................S-4

SCHEDULE 5(a) & (b)-- EMPLOYMENT LITIGATION TRANSFERRED CLAIMS..............S-5


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                           EMPLOYEE MATTERS AGREEMENT


     This EMPLOYEE MATTERS AGREEMENT (this "Agreement") is entered into on May 1, 2000, between Deluxe Corporation ("Deluxe"), a Minnesota corporation, and eFunds Corporation ("eFunds"), a Delaware corporation. Capitalized terms used herein and not otherwise defined, shall have the respective meanings assigned to them in Article I hereof.

     WHEREAS, the Board of Directors of Deluxe has determined that it is in the best interests of Deluxe and its shareholders to separate Deluxe's existing businesses into two (2) independent businesses, Deluxe and eFunds;

     WHEREAS, in furtherance of the foregoing, Deluxe and eFunds have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters with respect to United States employees; and

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:


1.1. Affiliate. "Affiliate" means, with respect to Deluxe, any business entity which is under "common control" with Deluxe or which is a member of an "affiliated service group" that includes Deluxe, as those terms are defined in section 414(b), (c), and (m) of the Code, and with respect to eFunds, any business entity which is under "common control" with eFunds or which is a member of an "affiliated service group" that includes eFunds, as those terms are defined in section 414(b), (c), and (m) of the Code. For purposes of this Agreement, eFunds and its Affiliates shall not be considered Affiliates of Deluxe and its Affiliates and Deluxe and its Affiliates (excluding eFunds and its Affiliates) shall not be considered Affiliates of eFunds.

1.2. Agreement. "Agreement" means this Employee Matters Agreement, including all the Addendums, Schedules and Exhibits hereto, and all amendments made hereto from time to time.
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1.3. Ancillary Agreement. "Ancillary Agreement" shall have the meaning in the
Distribution Agreement.

1.4. ASO Contracts. "ASO Contracts" is defined in Section 5.6(a) and Schedule 2.

1.5. COBRA. "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

1.6. Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.7. Conversion Plan. "Conversion Plan" means the eFunds Corporation Stock Incentive Plan for Deluxe Conversion Awards.

1.8. Deluxe. "Deluxe" means Deluxe Corporation, a Minnesota corporation. In all such instances in which Deluxe is referred to in this Agreement, it shall also be deemed to include a reference to each member of the Deluxe Group, unless it specifically provides otherwise; Deluxe shall be solely responsible to eFunds for ensuring that each member of the Deluxe Group complies with the applicable terms of this Agreement.

1.9. Deluxe Deferred Compensation Plan. "Deluxe Deferred Compensation Plan" means the non-qualified deferred compensation plan maintained by Deluxe under a document entitled "Deluxe Corporation Deferred Compensation Plan" effective January 1, 1996, as amended.

1.10 Deluxe 401(k) Plan. "Deluxe 401(k) Plan" means the tax-qualified earnings reduction profit sharing plan maintained by Deluxe under a document entitled "Deluxe Corporation 401(k) Plan (1997 Statement)," as amended.

1.11. Deluxe Fringe Benefits. "Fringe Benefits" means all fringe benefits, plans, programs and arrangements sponsored and maintained by Deluxe (as set forth in Article VII).

1.12. Deluxe Group. "Deluxe Group" means Deluxe and each Affiliate of Deluxe (or any predecessor organization thereof), but not including eFunds or iDLX.

1.13. Deluxe Health Plans. "Deluxe Health Plans" means all medical, pharmaceutical, vision and dental plans, programs or arrangements listed on
Schedule 1 maintained by Deluxe for the benefit of the Deluxe Group.

1.14. Deluxe Health and Welfare Plans. "Deluxe Health and Welfare Plans" means the health and welfare plans listed on Schedule 1 established and maintained by Deluxe for the benefit of employees and retirees of the Deluxe Group.


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1.15. Deluxe MPP. "Deluxe MPP" means the tax-qualified money purchase pension plan maintained by Deluxe under a document entitled "Deluxe Defined Contribution Pension Plan (1997 Restatement)," as amended.

1.16. Deluxe Option "Deluxe Option" means an option to purchase shares of Deluxe common stock which was granted under a Deluxe Option Plan and is outstanding immediately prior to the Distribution.

1.17. Deluxe Option Plans "Deluxe Option Plans" means the Deluxe Corporation 1984 Stock Option Plan, the Deluxe Corporation Stock Incentive Plan (as amended) and the Deluxe Corporation 1998 DeluxeSHARES Plan.

1.18. Deluxe PSP. "Deluxe PSP" means the tax-qualified profit sharing plan maintained by Deluxe under a document entitled "Deluxe Corporation Profit Sharing Plan (1997 Restatement),"as amended.

1.19. Deluxe Supplemental Benefit Plan. "Supplemental Benefit Plan" means the non-qualified deferred compensation plan maintained by Deluxe under a document entitled "Deluxe Corporation Supplemental Benefit Plan" effective January 1, 1996, as amended.

1.20. Deluxe VEBA. "Deluxe VEBA" means the Deluxe Corporation Voluntary Employee Benefits Organization Trust which is intended to be a voluntary employees' beneficiary association under Code Section 501(c)(9).

1.21. Deluxe WCP. "Deluxe WCP" means the Deluxe Workers' Compensation Program, comprised of the various arrangements established by a member of the Deluxe Group to comply with the workers, compensation requirements of the states in which the Deluxe Group conducts business.

1.22. Distribution. "Distribution" means Deluxe's distribution to the holders of its common stock by means of an exchange offer and/or a pro rata distribution of all the shares of eFunds Stock owned by Deluxe.

1.23. Distribution Agreement. "Distribution Agreement" means the Initial Public Offering and Distribution Agreement dated as of March 31, 2000, by and between Deluxe and eFunds.

1.24. Distribution Date. "Distribution Date" means the date that the Distribution is effective.

1.25. DOL. "DOL" means the United States Department of Labor.

1.26. eFunds. "eFunds" means eFunds Corporation, a Delaware corporation. In all such instances in which eFunds is referred to in this Agreement, it shall also be deemed to include a reference to each member of the eFunds Group, unless it specifically provides otherwise; eFunds


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shall be solely responsible to Deluxe for ensuring that each member of the
eFunds Group complies with the applicable terms of this Agreement.

1.27. eFunds Employee. "eFunds Employee" means any individual who, as of the Distribution Date, is: (a) either actively employed by, or on a leave of absence from, the eFunds Group; (b) an eFunds Terminated Employee; (c) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in clause (a) or (b) with respect to that employee's or former employee's benefit under the applicable Plan(s) (unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered an eFunds Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is an eFunds Employee by virtue of clause (a) or (b)); or (d) an employee or group of employees designated by Deluxe and eFunds, by mutual agreement, as eFunds Employees. An employee may be an eFunds Employee pursuant to this Section regardless of whether such employee is, as of the Distribution Date, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, retired or on any other type of employment or post-employment status relative to a Deluxe Plan, and regardless of whether, as of the Distribution Date, such employee is then receiving any benefits from a Deluxe Plan.

1.28. eFunds 401(k) Plan. "eFunds 401(k) Plan" means the tax-qualified earnings reduction profit sharing plan to be established by eFunds pursuant to Section 3.1.

1.29. eFunds Group. "eFunds Group" means eFunds and each of the following United States entities that are contemplated to be an Affiliate of eFunds after the Distribution Date: Deluxe Analytic Research Technologies, Inc., a Minnesota corporation; Chex Systems, Inc., a Minnesota corporation; eFunds Electronic Benefits, a Delaware corporation; Deluxe Payment Protection Systems, Inc., a Delaware corporation; eFunds Corporation (Tustin), a California corporation; Deluxe Overseas, Inc., a Minnesota corporation. Notwithstanding anything to the contrary in this Agreement, neither iDLX nor any foreign Affiliate of eFunds shall be included as part of the eFunds Group for purposes of this Agreement.

1.30. eFunds Health Plans "eFunds Health Plans" means the health plans, programs and arrangements to be established by eFunds pursuant to Article V that correspond to the respective Deluxe Health Plans.

1.31. eFunds Health and Welfare Plans. "eFunds Health and Welfare Plans" means the health and welfare plans established by eFunds pursuant to Article V that correspond to the respective Deluxe Health and Welfare Plans.

1.32. eFunds Option "eFunds Option" means an option to purchase shares of eFunds common stock, which option shall be granted pursuant to the terms of the Conversion Plan.


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1.33. eFunds Stock. "eFunds Stock" means any class of eFunds capital stock, including any class of eFunds voting stock and any class of eFunds nonvoting stock.

1.34. eFunds Terminated Employee. "eFunds Terminated Employee" means any individual who is a former employee of the eFunds Group. Notwithstanding the foregoing, "eFunds Terminated Employee" shall not, unless otherwise expressly provided to the contrary in this Agreement, include (a) an individual who is employed by an Affiliate of the Deluxe Group (which is not an Affiliate of the eFunds Group) at the Distribution Date, or (b) an individual who was formerly an employee of eFunds but who is on long-term disability as of the Distribution Date. Any employee described in clause (b) who returns to active employment with eFunds after the Distribution Date shall be treated as an eFunds Employee.

1.35. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.36. FMLA. "FMLA" means the Family and Medical Leave Act of 1993, as amended from time to time.

1.37. HCFA. "HCFA" means the United States Health Care Financing Administration.

1.38. HMO. "HMO" means a health maintenance organization that provides benefits under the Deluxe Health Plans or the eFunds Health Plans.

1.39. HMO Agreements. "HMO Agreements" is defined in Section 5.6(c) and Schedule 4.

1.40. iDLX. "iDLX" means iDLX Corporation, a Delaware corporation (an Affiliate of eFunds), and its domestic and foreign subsidiaries.

1.41. iDLX Employee. "iDLX Employee" means any individual who, as of the Distribution Date, is: (a) either actively employed by, or on a leave of absence from, iDLX; (b) an iDLX Terminated Employee; (c) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in clause (a) or (b) with respect to that employee's or former employee's benefit under the applicable Plan(s) (unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered an iDLX Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is an iDLX Employee by virtue of clause (a) or (b)); or (d) an employee or group of employees designated by Deluxe and eFunds, by mutual agreement, as iDLX Employees. An employee may be an iDLX Employee pursuant to this Section regardless of whether such employee is, as of the Distribution Date, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, retired or on any other type of employment or post-employment status


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relative to an Deluxe Plan, and regardless of whether, as of the Distribution
Date, such employee is then receiving any benefits from a Deluxe Plan.

1.42. iDLX Terminated Employee. "iDLX Terminated Employee" means any individual who is a former employee of iDLX. Notwithstanding the foregoing, "iDLX Terminated Employee" shall not, unless otherwise expressly provided to the contrary in this Agreement, include an individual who is employed by an Affiliate of the Deluxe Group (which is not an Affiliate of the eFunds Group) at the Distribution Date.

1.43. Insurance Policies. "Insurance Policies" is defined in Section 5.6(b) and
Schedule 3.

1.44. IRS. "IRS" means the United States Internal Revenue Service.

1.45. Material Feature. "Material Feature" means any feature of a Plan that could reasonably be expected to be of material importance to the sponsoring employer or the participants (or their dependents or beneficiaries) (in the aggregate) of that Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided under such Plan and the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to such Plan.

1.46. Outsource. "Outsource" is defined in Sections 5.4(b) and 5.10(a)(iii) for purposes of each such respective section.

1.47. Participating Employer. "Participating Employer" means: (a) Deluxe; (b) any Person (other than an individual) that Deluxe has approved for participation in, has accepted participation in, and which is participating in, a Plan sponsored by Deluxe; or (c) any Person (other than an individual) which, by the terms of such Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

1.48. Person. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

1.49. Plan. "Plan," means any plan, policy, program, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees or directors of Deluxe, iDLX or eFunds.

1.50. QDRO. "QDRO" means a domestic relations order which qualifies under Code
Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under any of the Deluxe Retirement Plans.


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1.51. QMCSO. "QMCSO" means a medical child support order which qualifies under
ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

                                   ARTICLE II

                               GENERAL PRINCIPLES

2.1. Termination of Participating Employer Status. Except as otherwise may be mutually agreed upon by Deluxe and eFunds, effective as of the Distribution Date, eFunds and all eFunds Affiliates shall automatically cease to be Participating Employers in any and all Deluxe Plans.

2.2. Terms of Participation in eFunds Plans.

     (a) Non-Duplication of Benefits. As of the Distribution Date or such later date that applies to the particular eFunds Plan established thereafter, the eFunds Plans shall be, with respect to eFunds Employees (and where applicable, iDLX Employees), in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding Deluxe Plans. Deluxe and eFunds shall agree on methods and procedures, including amending the respective Plan documents, to prevent employees from receiving duplicate benefits from the Deluxe Plans and the eFunds Plans.

     (b) Service Credit. Except as specified otherwise in this Agreement, with respect to eFunds Employees (and where applicable iDLX Employees), each eFunds Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Distribution Date, were recognized under the corresponding Deluxe Plan shall, as of the Distribution Date, receive full recognition and credit and be taken into account under such eFunds Plan to the same extent as if such items occurred under such eFunds Plan, except to the extent that duplication of benefits would result. Notwithstanding the foregoing, Deluxe and eFunds shall recognize service with either Deluxe or eFunds that was recognized as of the Distribution Date, except to the extent provided in Section 2.2(a) above. The service crediting provisions shall be subject to any respectively applicable "service bridging," "break in service," "employment date," "adjusted hire date" or "eligibility date" rules under the eFunds Plans and the Deluxe Plans.

     (c) Assumption of Liabilities. The provisions of this Agreement for the transfer of assets relating to Deluxe Plans to eFunds and/or the appropriate eFunds Plans are based upon the understanding of the parties that eFunds and/or the appropriate eFunds Plan will assume all liabilities of the corresponding Deluxe Plan to or relating to eFunds Employees (and where applicable, iDLX Employees), as provided for herein. If any such liabilities are not effectively assumed by eFunds and/or the appropriate eFunds Plan, then the amount of transferred assets shall be recomputed accordingly, taking into account the retention of such liabilities by such Deluxe Plan, and assets shall be transferred from eFunds and/or the appropriate eFunds Plan to Deluxe and/or the appropriate Deluxe Plan so as to place eFunds and/or the appropriate eFunds Plan in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.

2.3. eFunds' Obligation to Establish and Maintain Plans. Except as otherwise provided in this Agreement, eFunds shall not be required to establish or maintain any employee benefit plan or program of any kind. Except as otherwise provided in this Agreement, eFunds may, at any time after the Distribution Date, amend, merge, modify, terminate, eliminate, reduce, or otherwise alter in any respect any eFunds Plan, any benefit under any eFunds Plan or any trust, insurance policy or funding vehicle related to any eFunds Plan (to the extent permitted by law.

2.4. Benefits Committee and Dispute Resolution. From the date of this Agreement through the Distribution Date, the management of the Plans shall be conducted under the supervision of the Benefits Committee. The Benefits Committee shall be comprised of an equal number of representatives from Deluxe and eFunds as appointed by their respective Chief Executive Officer, and shall provide strategic oversight and direction of the cohesive administration of the Plans. Issues that cannot be resolved by the Benefits Committee shall be decided, at the request of either party, by the eFunds Vice President, Human Resources (or his or her authorized delegate) and the Deluxe Vice President, Human Resources (or his or her authorized delegate). After exhaustion of this process, any outstanding issues shall be resolved in accordance with Section 7.01(g) of the Distribution Agreement.

2.5 Deluxe Option Plans and Conversion Plan. Notwithstanding any provision in this Agreement to the contrary, the Deluxe Option Plans and the Conversion Plan shall be administered as provided in the respective plans, including, without limitation, the termination thereof and any amendment, modification, interpretation, delegation of authority, exercise of discretion or adoption, modification or discontinuation of any procedure or practice relating thereto and permitted or authorized therein.


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                                   ARTICLE III

                           QUALIFIED RETIREMENT PLANS

3.1. Establishment of 401(k) Plan and Trust Required. Effective as of the Distribution Date or such other date(s) as Deluxe and eFunds may mutually agree, eFunds shall adopt the eFunds 401(k) Plan and shall establish, or cause to be established, a separate trust, which is intended to be qualified under Code
Section 401(a), to be exempt from taxation under Code Section 501(a)(1), and to hold assets of the eFunds 401(k) Plan. eFunds shall determine the Material Features of the eFunds 401(k) Plan; provided, however, that any optional form of distribution or other "section 411(d)(6) protected benefit" (as defined by Treasury Regulations ss. 1.411(d)-4 and any subsequent guidance from the Internal Revenue Service) available as to all or a portion of the transferred assets and liabilities shall continue to be available with respect to the portion of transferred assets and liabilities to which such protected benefit applies.

3.2. Transfer of Deluxe 401(k) Plan Assets and Liabilities. Effective as of the Distribution Date: (i) the eFunds 401(k) Plan shall assume and be solely responsible for all liabilities for or relating to eFunds and iDLX Employees (excluding eFunds Terminated Employees and iDLX Terminated Employees) under the Deluxe 401(k) Plan; and (ii) Deluxe shall cause the accounts of the eFunds Employees and iDLX Employees (excluding eFunds Terminated Employees and iDLX Terminated Employees) under the Deluxe 401(k) Plan and assets attributable thereto that are held by its related trust as of the Distribution Date to be transferred to the eFunds 401(k) Plan and its related trust, and eFunds shall cause such transferred accounts and assets to be accepted by such plan and its related trust.

3.3. Transfer of Deluxe PSP Assets and Liabilities. Effective as of the Distribution Date: (i) the eFunds 401(k) Plan shall assume and be solely responsible for all liabilities for or relating to eFunds Employees (excluding eFunds Terminated Employees) under the Deluxe PSP; and (ii) Deluxe shall cause the accounts of the eFunds Employees (excluding eFunds Terminated Employees) under the Deluxe PSP and assets attributable thereto that are held by its related trust as of the Distribution Date to be transferred to the eFunds 401(k) Plan and its related trust, and eFunds shall cause such transferred accounts and assets to be accepted by such plan and its related trust.

3.4. Transfer of Deluxe MPP Assets and Liabilities. Effective as of the Distribution Date: (i) the eFunds 401(k) Plan shall assume and be solely responsible for all pension liabilities (excluding any benefit liabilities funded through the Code section 401(h) account) for or relating to eFunds and iDLX Employees (excluding eFunds Terminated Employees and iDLX Terminated Employees) under the Deluxe MPP; and (ii) Deluxe shall cause the pension accounts (but no portion of the Code section 401(h) account) of the eFunds and iDLX Employees (excluding eFunds Terminated Employees and iDLX Terminated Employees) under the Deluxe MPP and assets attributable thereto that are held by its related trust as of the Distribution Date to be transferred to the eFunds 401(k) and its related trust, and eFunds shall cause such transferred accounts and assets to be accepted by such plan and its related trust.

3.5. Deluxe MPP 401(h) Benefits. Effective as of the Distribution Date, eFunds and iDLX Employees who have satisfied the age, service and/or other requirements necessary to become a Qualified Retiree (as defined under the Deluxe MPP) shall be eligible to receive retiree medical benefits under the Deluxe MPP after the Distribution Date. eFunds and iDLX Employees who have not met the age, service and/or other requirements as of the Distribution Date shall not be eligible to receive retiree medical benefits under the Deluxe MPP after the Distribution Date.

3.6. No Distribution to eFunds and iDLX Employees. The Deluxe PSP, the Deluxe MPP, the Deluxe 401(k) Plan and the eFunds 401(k) Plan shall provide that no distribution of account balances shall be made to any eFunds Employee or iDLX Employee on account of eFunds or iDLX ceasing to be a Participating Employer under the Deluxe Plans.

3.7. Final Year Contribution.

     (a) Profit Sharing Contributions. Profit sharing contributions that would have been made by or on behalf of eFunds to the Deluxe PSP (absent the event of Distribution) for the plan year ending December 31, 2000 as determined by Deluxe on any reasonable basis shall be made by eFunds to the eFunds 401(k) Plan based on compensation earned by eFunds Employees from January 1, 2000 through, but not after, the Distribution Date. At the time of such contribution, Deluxe shall reimburse eFunds in full for all amounts charged eFunds for the cost of such contributions during the aforesaid period.

     (b) Money Purchase Contributions. Money purchase contributions that would have been made by or on behalf of eFunds and iDLX to the Deluxe MPP (absent the event of Distribution) for the plan year ending December 31, 2000 shall be made by eFunds and iDLX to the eFunds 401(k) Plan based on compensation earned by eFunds and iDLX Employees respectively from January 1, 2000 through, but not after, the Distribution Date. At the time of such contribution, Deluxe shall reimburse eFunds and iDLX in full for all amounts charged eFunds and iDLX for the cost of such contributions during the aforesaid period.

     (c) Refunds of Excess Contributions. If Deluxe receives a distribution of any excess contribution under the Deluxe 401(k) Plan that is attributable to an employer matching contribution charged eFunds (and not reimbursed by Deluxe to eFunds), Deluxe shall promptly pay the amount thereof to eFunds. If eFunds receives a distribution of any excess contribution under the Deluxe 401(k) Plan that is attributable to an employer matching contribution paid by Deluxe (and not charged to eFunds), eFunds shall promptly pay the amount thereof to Deluxe. In the event that Deluxe, eFunds or iDLX receives a distribution of any excess employee contribution under any of their 401(k) plans, each shall promptly pay over such distribution to the employee making the excess contribution.

3.8. Qualified 401(k) Plan Loans. Effective as of the Distribution Date, all outstanding loans of eFunds and iDLX Employees (excluding Terminated Employees) from the Deluxe 401(k) Plan shall be transferred to the eFunds 401(k) Plan pursuant to Section 3.2. As of the Distribution Date, eFunds shall be solely responsible for implementing its own payroll system and making payroll deductions for eFunds Employees with loans outstanding from the eFunds 401(k) Plan. As of the Distribution Date, iDLX shall continue making and be solely responsible for payroll deductions under its existing payroll system for iDLX Employees with loans outstanding from the eFunds 401(k) Plan.

3.9. Qualified Domestic Relations Orders. Effective as of the Distribution Date, all QDROs pertaining to accounts of eFunds and iDLX Employees (excluding Terminated Employees) under the Deluxe 401(k) Plan, the Deluxe PSP or the Deluxe MPP shall be the sole responsibility of eFunds.

3.10. Minimum Required Distributions. With respect to any eFunds or iDLX Employee who, as of the Distribution Date, is employed past the "required beginning date" (as defined in section 401(a)(9) of the Code) as applied to such Employee, eFunds shall be solely responsible for ensuring that distributions continue to be made from such Employee's account under the eFunds 401(k) Plan in accordance with the relevant method of distribution selected under the Deluxe 401(k) Plan, the Deluxe PSP or the Deluxe MPP, as the case may be. With respect to any eFunds or iDLX Employee who has attained age seventy and one-half (70-1/2) and has elected to defer distribution until retirement pursuant to
Section 1.5 of the Deluxe 401(k) Plan, Section 1.4 of the Deluxe PSP or Section
1.4 of the Deluxe MPP, as the case may be, eFunds shall be solely responsible for ensuring that distributions commence as of such Employee's required beginning date.

                                   ARTICLE IV

                         NON-QUALIFIED RETIREMENT PLANS

4.1. Establishment of Plans Discretionary. After the Distribution Date, eFunds may, but shall not be required to, establish any supplemental benefit, deferred compensation or other non-qualified retirement plan for the benefit of eFunds Employees. eFunds shall determine the Material Features of any such non-qualified retirement plans.

4.2. No Transfer of Liabilities. All liabilities for or relating to eFunds Employees under the Deluxe Supplemental Benefit Plan and the Deluxe Deferred Compensation Plan shall remain with each respective Deluxe Plan following the Distribution Date.

4.3. Final Year Credits. Any and all pay credits for eFunds Employees under the Deluxe Supplemental Benefit Plan or the Deluxe Deferred Compensation Plan, respectively, for the plan year beginning January 1, 2000 shall be made based on compensation earned by eFunds Employees from January 1, 2000 through, but not after, the Distribution Date.

                                    ARTICLE V

                            HEALTH AND WELFARE PLANS

5.1. Establishment of Health and Welfare Plans. Except as provided otherwise in this Article V, effective as of the Distribution Date or such other date(s) as Deluxe and eFunds may mutually agree, eFunds shall adopt the eFunds Health and Welfare Plans. The foregoing eFunds Plans as in effect as of the Distribution Date shall be substantially identical in all Material Features to the comparable Deluxe Plans as in effect on the Distribution Date.

5.2. No Transfer of VEBA Assets. All assets under the Deluxe VEBA shall remain with the Deluxe VEBA.

5.3. Assumption of Health and Welfare Plan Liabilities.

     (a) General. Except as specified otherwise in this Agreement, as of the Distribution Date, all liabilities for or relating to eFunds Employees under the Deluxe Health and Welfare Plans shall cease to be liabilities of the Deluxe Health and Welfare Plans and shall be assumed by the corresponding eFunds Health and Welfare Plans.

     (b) Pending Treatments. Notwithstanding Section 5.3(a) above, all treatments which have been pre-certified for or are being provided to an eFunds Employee as of the Distribution Date shall be provided without interruption under the appropriate Deluxe Health and Welfare Plan until such treatment is concluded or discontinued pursuant to applicable Plan rules and limitations, but eFunds shall continue to be responsible for all liabilities relating to, arising out of, or resulting from such on-going treatments as of the Distribution Date and shall reimburse Deluxe or the Deluxe Health and Welfare Plan for the costs of such treatment to the extent that the cost of such treatments have been paid by Deluxe or the Deluxe Health and Welfare Plan.

     (c) Pending Commitments. eFunds shall assume, effective as of the Distribution Date, all liabilities relating to, arising out of or resulting from special commitments made by Deluxe before the Distribution Date to provide benefits to or with respect to eFunds Employees for care or services not covered by any Deluxe Health and Welfare Plans, but only if such special commitments were made with prior written consent of the eFunds Vice President, Human Resources or his or her authorized delegate, to the extent such commitments are made after the Distribution Date. Before the Distribution Date, Deluxe shall transfer to eFunds copies of all documentation, and a complete written description, of the terms of all such special commitments to eFunds Employees.

5.4. Claims for Health and Welfare Plans.

     (a) Administration of Deluxe Claims. Deluxe shall administer claims incurred under the Deluxe Health and Welfare Plans by eFunds Employees before the Distribution Date but only to the extent that eFunds has not, before the Distribution Date, established and assumed administrative responsibility for a comparable Plan. Any determination made or settlements entered into by Deluxe with respect to such claims shall be final and binding. Deluxe shall transfer to eFunds, effective as of the Distribution Date, responsibility for administering all claims incurred by eFunds Employees before the Distribution Date (including any claims that were administered by Deluxe as of, on, or after the Distribution Date). eFunds shall administer such claims in a substantially similar manner, using substantially similar methods and procedures, as Deluxe used in administering such claims. eFunds shall have sole and absolute discretionary authority to make any necessary determinations with respect to such claims, including entering into settlements with respect to such claims.

     (b) Outsourcing of Claims by Deluxe. Deluxe shall have the right to engage a third party administrator, vendor, or insurance company to administer ("Outsource") claims incurred under the Deluxe Health and Welfare Plans, including claims incurred by eFunds Employees before the Distribution Date. Deluxe may determine the manner and extent of such Outsourcing, including the selection of one or more third party administrators, vendors, or insurance companies and the ability to transfer the liability for such claims to one or more independent insurance companies. Deluxe has Outsourced administration of several Deluxe Health and Welfare Plans, as set forth in Section 5.6 and the Schedule thereto. To the extent not otherwise set forth in Section 5.6 and the Schedule thereto, Deluxe shall promptly notify eFunds of its intent to further Outsource such claims, and the material terms and conditions of the Outsourcing, before the effective date thereof.

     (c) Outsourcing of Claims by eFunds. Deluxe shall use its commercially reasonable best efforts for and on behalf of eFunds to procure Outsourcing arrangements with its third party administrators, vendors, or insurance companies with the Material Features of each of Deluxe's current Outsourcing arrangements. eFunds agrees, as of the Distribution Date or such other date as eFunds and Deluxe may mutually agree upon, to Outsource claims under the eFunds Health and Welfare Plans pursuant to arrangements procured by Deluxe.

5.5. Post-Distribution Transitional Arrangements.

     (a)  Continuance of Elections, Co-Payments and Maximum Benefits.

          (i) As of the Distribution Date or such other date as Deluxe and eFunds may mutually agree, eFunds shall cause the eFunds Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by eFunds Employees under the Deluxe Health and Welfare Plans and apply such elections under the eFunds Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment between Deluxe to eFunds at any time upon or before the Distribution Date shall neither constitute nor be treated as a "status change" or termination of employment under the Deluxe Health and Welfare Plans or the eFunds Health and Welfare Plans.

          (ii) On and after the Distribution Date, eFunds shall cause the eFunds Health Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, co-payments and other applicable benefit coverage limits with respect to which such expenses have been incurred by eFunds Employees under the Deluxe Health Plans for the remainder of the calendar year in which the Distribution Date occurs, and (B) all benefits paid to eFunds Employees under the Deluxe Health Plans for purposes of determining when such persons have reached their lifetime maximum benefits under, the eFunds Health Plans.

     (b) HCFA Administration. As of the Distribution Date, eFunds shall assume all liabilities relating to, arising out of or resulting from claims verified by Deluxe or eFunds under the HCFA data match reports that relate to eFunds Employees.

5.6. Vendor Arrangements. Deluxe shall use its commercially reasonable best efforts for and on behalf of eFunds to procure, effective as of the Distribution Date or such other date as Deluxe and eFunds mutually agree upon: (a) third party ASO Contracts with the Material Features of the ASO Contracts entered into by Deluxe, as set forth in Schedule 2 (the "ASO Contracts"); (b) Insurance Policies, with the Material Features of the Insurance Policies entered into by Deluxe, as set forth in Schedule 3 (the "Insurance Policies"); and (c) HMO Agreements with the Material Features of the HMO Agreements entered into by Deluxe, as set forth in Schedule 4 (the "HMO Agreements"). In each case, eFunds shall, as of the Distribution Date or such other date as Deluxe and eFunds mutually agree upon, establish, adopt and/or implement such contracts, agreements or arrangements.

5.7. COBRA. Deluxe shall be responsible through the Distribution Date, for compliance with the health care continuation coverage requirements of COBRA and the Deluxe Health and Welfare Plans with respect to eFunds Employees and qualified beneficiaries (as such term is defined under COBRA). eFunds shall be responsible for providing Deluxe with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries (as such term is defined under COBRA), and alternate recipients pursuant to QMCSO, in accordance with applicable Deluxe COBRA policies and procedures. Effective as of the Distribution Date, eFunds shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the eFunds Health and Welfare Plans for eFunds Employees and their qualified beneficiaries (as such term is defined under COBRA who terminate their employment with eFunds after the Distribution Date).

5.8. Dependent and Health Care Reimbursement Accounts. Effective as of the Distribution Date or such other date as Deluxe and eFunds may agree, eFunds shall adopt and offer to eFunds Employees a dependent and health care reimbursement plan substantially identical in all material respects to the comparable Deluxe plan. All liabilities for or relating to eFund Employees under the Deluxe dependent and health care reimbursement accounts shall remain liabilities of the Deluxe Corporation Employee Health and Reimbursement Plan for the period of January 1, 2000 through, but not after, the Distribution Date.

5.9. Long-Term Disability. Effective as of the Distribution Date, eFunds Employees shall no longer be covered under the Deluxe Corporation Employee Group Long-Term Disability Plan; provided, however, that eFunds Employees on long-term disability as of the Distribution Date shall continue to be covered under the Deluxe Corporation Employee Group Long-Term Disability Plan. Notwithstanding anything to the contrary in this Article V, eFunds shall be under no obligation to establish or maintain a long-term disability program.

5.10. Deluxe Workers' Compensation Program.

     (a)  Administration of Claims.

          (i) After the Distribution Date, Deluxe shall continue to be responsible for the administration and payment of all claims that
               (A) have occurred under the Deluxe WCP before the Distribution Date by eFunds Employees, regardless of whether or not such claims are reported before the Distribution Date, and (B) have been historically administered by Deluxe or its third party administrator.

          (ii) Effective as of the Distribution Date or such other date as Deluxe and eFunds may mutually agree, eFunds shall be responsible for the administration and payment of all claims that occur on or after the Distribution Date by eFunds Employees.

          (iii) Each party shall fully cooperate with the other with respect to the administration and reporting of claims for which each party is responsible. Either party shall have the right to "Outsource" (i.e., transfer the administration of claims to a third party administrator or cause claims to be paid through insurance) any and all claims for which it is administratively responsible.

     (b)  Insurance Policy.

          (i) Effective as of the Distribution Date, Deluxe shall use its commercially reasonable best efforts to procure workers compensation insurance policies on behalf of eFunds from the issuing insurance companies or different insurance companies which are substantially identical in all Material Features to the policies previously maintained by Deluxe; provided that the retention under such eFunds policies shall be as determined by eFunds.

          (ii) Deluxe shall use its commercially reasonable best efforts to maintain the premium rates for all workers' compensation insurance policies for both Deluxe and eFunds in effect for periods through the Distribution Date to be based on the aggregate number of employees covered under the workers' compensation insurance policies of both Deluxe and eFunds. Any premiums due under the separate workers' compensation insurance issued to eFunds shall be payable by eFunds.

                                   ARTICLE VI

                          EQUITY AND OTHER COMPENSATION

6.1. Deluxe Stock Purchase Plan. Effective as of the Distribution Date, eFunds Employees shall be treated as terminated employees under the Deluxe Corporation 2000 Employee Stock Purchase Plan, and shall no longer be eligible to participate in such plan. eFunds shall be under no obligation to establish or maintain an employee stock purchase plan after the Distribution Date.

6.2. Deluxe Option Plans. Effective immediately prior to the Distribution, Deluxe shall make the applicable adjustments to all Deluxe Options outstanding under the Deluxe Option Plans in accordance with the stock option conversion equation set forth in Exhibit A to the Conversion Plan, and eFunds shall grant all eFunds Options in accordance with the Conversion Plan as a result of such adjustments and take such other actions to effectuate and administer the Conversion Plan, including without limitation the reservation of shares to be issued upon exercise of the eFunds Options and the filing of any applicable listing notices or applications relating to the shares. Prior to the Distribution, eFunds shall register on a Form S-8 Registration Statement filed with the Securities and Exchange Commission all shares which may be issued pursuant to the Conversion Plan. Following the grant of the eFunds Options under the Conversion Plan, eFunds shall deliver to each person receiving an eFunds Option a prospectus and such other documents that are required to be delivered pursuant to the applicable rules and regulations under the Securities Act of 1933, as amended.

6.3. Administrative Matters. Deluxe and eFunds shall adopt such procedures and information sharing practices necessary or appropriate to permit Deluxe to administer and maintain the Deluxe Option Plans and eFunds to administer and maintain the Conversion Plan (including, for example, timely informing the other of any termination of employment that affects the exercise period of a Deluxe Option or eFunds Option). In addition, eFunds shall deliver to eFunds Employees any prospectuses, notices or other documents provided by Deluxe relating to the Deluxe Option Plans and Deluxe shall deliver to its employees any prospectuses, notices or other documents provided by eFunds relating to the Conversion Plan.

6.4. Fees and Expenses. Deluxe shall be responsible for all fees and expenses relating to the Deluxe Option Plans and eFunds shall be responsible for all fees and expenses relating to the Conversion Plan.

                                   ARTICLE VII

                            FRINGE AND OTHER BENEFITS

7.1. Auto/HomeownerInsurance Program. Effective as of the Distribution Date, eFunds Employees shall no longer be eligible to participate in the Deluxe auto/homeowner insurance program. Deluxe shall offer eFunds Employees participating in the program as of the Distribution Date the option to apply for conversion to an individual policy. After the Distribution Date, eFunds shall be solely responsible for implementing and maintaining auto/homeowner insurance or similar programs for the eFunds Group. eFunds shall reimburse Deluxe for any and all actual costs and expenses incurred by Deluxe related to its participation in the Deluxe auto/homeowner insurance program and Deluxe's procurement of any and all contracts and/or arrangements on behalf of eFunds and eFunds Employees.

7.2. Adoption Assistance. Effective as of the Distribution Date, eFunds Employees shall no longer be eligible to participate in the Deluxe adoption assistance program. eFunds shall be under no obligation to establish or maintain an adoption assistance program after the Distribution Date.

7.3. Employee Student Loan Program. Effective as of the Distribution Date, eFunds Employees shall no longer be eligible to participate in the Deluxe student loan program. eFunds shall be under no obligation to establish or maintain a student loan program after the Distribution Date.

7.4. Other Deluxe Benefit Programs. To the extent that Deluxe maintains, sponsors or provides other benefits to eFunds Employees, then eFunds and Deluxe shall agree to make commercially reasonable best efforts to mutually agree on whether, when, and on what terms any member of the eFunds Group shall maintain, sponsor or offer such benefits.

7.5. eFunds Benefit Programs. Except as provided otherwise in this Agreement, to the extent that eFunds maintains, sponsors or provides fringe and other benefits to eFunds Employees, including but not limited to, any short-term disability program, tuition assistance program, business travel accident insurance, and vacation, holiday and sick pay programs, then eFunds shall continue to have sole responsibility with respect to such programs after the Distribution Date.

                                  ARTICLE VIII

                             ADMINISTRATIVE MATTERS

8.1. Reporting and Disclosure Communications to Participants. While eFunds is a Participating Employer in the Deluxe Plans, eFunds shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all Deluxe Plan-related communications and materials to employees, participants and beneficiaries, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the Deluxe Plans and eFunds Plans. eFunds shall reimburse Deluxe for any and all actual costs and expenses relating to the copies of all such documents provided to eFunds, except to the extent such costs are otherwise addressed in this Agreement or pursuant to an Ancillary Agreement. eFunds shall assist, and eFunds shall cause each other applicable member of the eFunds Group to assist, Deluxe in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form Series 5500 annual reports for the Deluxe Plans, where applicable.

8.2. Audits Regarding Vendor Contracts. From the period beginning as of the Distribution Date and ending on such date as Deluxe and eFunds may mutually agree, Deluxe and eFunds and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the Deluxe Health and Welfare Plans and the eFunds Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendor's internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. Deluxe and eFunds shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements, and the manner in which costs incurred in connection with such audits will be shared.

8.3. Employee Identification Numbers. Until the Distribution Date, Deluxe and eFunds shall not change any employee identification numbers assigned by Deluxe. Deluxe and eFunds mutually agree to establish a policy pursuant to which employee identification numbers assigned to either employees of Deluxe or eFunds shall not be duplicated between Deluxe and eFunds.

8.4. Beneficiary Designations. All life insurance beneficiary designations made by eFunds Employees for the Deluxe Plans shall be transferred to and be in full force and effect under the corresponding eFunds Plans until such beneficiary designations are replaced or revoked by the eFunds Employee who made the beneficiary designation; provided, however, that any eFunds Plan may provide otherwise. All beneficiary designations made by eFunds Employees and iDLX Employees under the Deluxe 401(k) Plan, the Deluxe PSP or the Deluxe MPP shall be void as of the Distribution Date. eFunds and iDLX Employees with accounts transferred to the eFunds 401(k) Plan under Article III shall designate new beneficiaries pursuant to the terms of the eFunds 401(k) Plan. If the event that an eFunds or iDLX Employee fails to designate a new beneficiary, the employee's account shall be payable pursuant to the automatic beneficiary rules under the eFunds 401(k) Plan.

8.5. Requests for IRS and DOL Opinions. Deluxe and eFunds shall make such applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. eFunds and Deluxe shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which Deluxe and/or eFunds elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL. eFunds shall reimburse Deluxe for all out-of-pocket costs and expenses incurred by Deluxe in connection with any such applications made on behalf of eFunds.

8.6. Fiduciary Matters. Deluxe and eFunds each acknowledge that actions contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

8.7. Consent of Third Parties. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor) and such consent is withheld, Deluxe and eFunds shall use their commercially reasonable best efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, Deluxe and eFunds shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

8.8. World Wide Web. Through the Distribution Date or such other date as eFunds and Deluxe may mutually agree, Deluxe shall make its internet site available to eFunds Employees and iDLX Employees on substantially the same terms as such internet site is made available to Deluxe employees. eFunds shall reimburse Deluxe for any and all actual costs and expenses related thereto. eFunds shall reimburse Deluxe for any and all costs and expenses related thereto.

8.9. Tax Cooperation. In connection with the interpretation and administration of this Agreement, Deluxe and eFunds shall take into account the agreements and policies established pursuant to the Distribution Agreement and the parties' intent to qualify the Distribution as a tax-free reorganization under the Code.

                                   ARTICLE IX

                           EMPLOYMENT-RELATED MATTERS

9.1. Terms of eFunds Employment. Except as otherwise provided in this Agreement, eFunds shall have sole responsibility for determining all basic terms and conditions of employment for eFunds Employees and iDLX Employees including, without limitation, their pay and benefits in the aggregate. eFunds shall be responsible, in its discretion, for securing the agreement of eFunds Employees and iDLX Employees to any new agreements regarding confidential information and proprietary developments and establishing all other terms and conditions of employment. In addition, nothing in this Agreement or the Distribution Agreement or any Ancillary Agreement should be construed to change the at-will status of any of the employees of the Deluxe Group or the eFunds Group or iDLX.

9.2. Human Resources Data Support Systems. Deluxe shall provide human resources data support for eFunds Employees and iDLX Employees for a period mutually agreed upon between Deluxe and eFunds. Deluxe and eFunds each reserves the right to discontinue eFunds' access to any Deluxe human resources data support systems with reasonable notice. eFunds agrees to fully reimburse Deluxe for any and all associated actual costs and expenses relating to its use of the Deluxe human resources data support systems.

9.3. Confidentiality and Proprietary Information. No provision of this Agreement or the Distribution Agreement or any Ancillary Agreement shall be deemed to release any individual for any violation of the Deluxe, eFunds or iDLX non-competition guideline or any agreement or policy pertaining to confidential or proprietary information of any member of the Deluxe Group, eFunds Group or iDLX, as the case may be, or otherwise relieve any individual of his or her obligations under such non-competition guideline, agreement, or policy.

9.4. Personnel and Pay Records. For the period beginning on the Distribution Date and ending on such date as Deluxe and eFunds may mutually agree, Deluxe shall make reasonably available to eFunds, subject to applicable laws on confidentiality and data protection, all current and historic forms, documents or information, no matter in what format stored, relating to pre-Distribution Date personnel, medical records, and payroll information for eFunds Employees and iDLX Employees. Such forms, documents or information may include, but is not limited to: (a) information regarding an eFunds Employee's or iDLX Employee's ranking or promotions; (b) the existence and nature of garnishment orders or other judicial or administrative actions or orders affecting an employee's or service provider's compensation; and (c) performance evaluations. eFunds shall fully reimburse Deluxe for the cost associated with such availability and access.

9.5. Non-Termination of Employment; No Third-Party Beneficiaries. No provision of this Agreement or the Distribution Agreement or any Ancillary Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any eFunds Employee, iDLX Employee, Deluxe Employee or other future, present or former employee of eFunds, iDLX or Deluxe under any eFunds Plan, iDLX Plan, Deluxe Plan or otherwise. Without limiting the generality of the foregoing, except as provided in this Agreement or under any agreement relating to a Deluxe Option or eFunds Option in accordance with the terms of the Conversion Plan, neither the Distribution nor the termination of the Participating Employer status of eFunds or any member of the eFunds Group or iDLX shall cause any employee to be deemed to have incurred a termination of employment.

9.6. Employment Litigation.

     (a) Claims to be Transferred to eFunds. As of the date of this Agreement, the legal responsibility for claims identified in Schedule 5(a) filed by or relating to eFunds Employees shall be transferred in their entirety from Deluxe to eFunds. Thereafter, eFunds shall assume the defense of these claims. eFunds hereby indemnifies, defends and holds harmless Deluxe against these claims. eFunds shall reimburse Deluxe for any reasonable attorneys' fees and other out-of-pocket expenses reasonably incurred by Deluxe subsequent to the date of this Agreement in connection with investigating and/or defending against any such claim and after the Distribution Date a reasonable reimbursement for any services provided by members of the Deluxe legal staff.

     (b) Claims to be Jointly Defended by Deluxe and eFunds. Deluxe and eFunds shall jointly defend the claims identified in Schedule 5(b); provided, however, that (i) eFunds shall indemnify and hold harmless Deluxe against any judgments entered against Deluxe on the claims identified in Schedule 5(b) or settlements of the claims identified in Schedule 5(b), provided, however, that Deluxe shall not compromise or settle any such claim regarding eFunds Employees without the prior consent of eFunds, which such consent shall not be unreasonably withheld or delayed, and provided further, however, that such compromise or settlement shall be without any admission of fault or liability and shall release eFunds in full from any further liability with respect to such claim; and (ii) eFunds and Deluxe shall share pro rata the attorneys' fees and all other expenses reasonably incurred subsequent to the date of this Agreement in connection with defending against the unemployment claims identified in Schedule 5(b) based on the number of employees of each organization that are claimants in the litigation.

     (c) Unscheduled Claims. After the date of this Agreement, eFunds and Deluxe shall supplement Schedules 9.6(a) and 9.6(b) for additional employment-related claims which will be subject to the provisions of such Sections. eFunds shall have the sole responsibility for all employment-related claims regarding eFunds Employees and iDLX Employees that exist, or come into existence, on or after the Distribution Date arising out of or relating to their employment in the eFunds Group or iDLX.

                                    ARTICLE X

                               GENERAL PROVISIONS

10.1. Effect if Distribution Does Not Occur. Subject to Section 10.8, if the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by eFunds and Deluxe.

10.2. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

10.3. Affiliates. Each of Deluxe and eFunds shall cause to be performed, and hereby guarantee the performance of, any and all actions of the Deluxe Group or the eFunds Group and iDLX, respectively.

10.4. Incorporation of Certain Distribution Agreement Provisions. The following provisions of the Distribution Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein: Section 9.01 (Limitation of Liability); Section 9.02 (Further Assurances); Section 9.03 (Waiver); Section
9.04 (Remedies); Section 9.05 (Performance); Section 9.06 (References; Construction); excepting the last sentence thereof, and Section 9.08 (Successors and Assignment).

10.5. Governing Law. To the extent not preempted by applicable federal law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Minnesota, irrespective of the choice of law principles of the State of Minnesota, as to all matters, including matters of validity, construction, effect, performance and remedies.

10.6. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

10.7. Amendment. eFunds and Deluxe, acting through their respective Vice Presidents of Human Resources, may mutually agree to amend the provisions of this Agreement at any time or times, either prospectively or retroactively, to such extent and in such manner as they mutually deem advisable (subject to each of their authority and procedures required to amend Plans).

10.8. Termination. This Agreement may be terminated at any time prior to the Distribution Date by and in the sole discretion of Deluxe without the approval of eFunds. In the event of termination pursuant to this Section, no party shall have any liability to the other party hereunder.

10.9. Conflict. In the event of any conflict between the provisions of this Agreement and the Distribution Agreement, any Ancillary Agreement, or Plan, the provisions of this Agreement shall control.

10.10. Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed to be an original, but all of which together shall constitute but one and the same Agreement.

     IN WITNESS WHEREOF, each of the parties have caused this Employee Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                       DELUXE CORPORATION


                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________


                                       eFUNDS CORPORATION


                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________


                 (Signature Page to Employee Matters Agreement)